Exhibit 10.27

NEW ACADEMY HOLDING COMPANY LLC

2011 UNIT INCENTIVE PLAN

NOTICE OF RESTRICTED UNIT AWARD FOR INDEPENDENT NON-EMPLOYEE DIRECTORS

Unless otherwise defined herein, terms defined in the New Academy Holding Company LLC 2011 Unit Incentive Plan, as may be amended from time to time (the “Plan”), shall have the same meanings in this Notice of Restricted Unit Award (“Notice of Grant”).

Name:

Address:

You (“Participant”) have been granted an award of Restricted Units (“RUs”), subject to the terms and conditions of this Notice of Grant, the attached Restricted Unit Agreement (the “RU Agreement”), the Plan and the Management Unitholder’s Agreement to be entered into by and among the Company, Allstar Managers LLC, and you (as modified by the RU Agreement, the “Management Unitholder’s Agreement”), as follows:

Total Number of RUs:

Date of Grant: March 6, 2018

Expiration Date: The second (2nd) anniversary of the Date of Grant.

Vesting:

Subject to Participant’s continued Employment on such date, 100% of the RUs shall vest on the earliest of (i) the first anniversary of the Date of Grant, (ii) Participant’s termination of Employment due to death or Disability or (iii) a Change of Control.

For purposes of this Notice of Grant, (i) “Employed” or “Employment” means employment by the Company or any of its Affiliates or the performance of services (whether as an employee, consultant, director or member or other service provider) to the Company or any of its Affiliates and (ii) “Disability” means a physical or mental illness, incapacity or disability which has prevented Participant from substantially performing Participant’s material duties for a period of one-hundred and eighty (180) consecutive days.

Settlement:

Settlement of RUs shall be made within thirty (30) days following the date of the applicable vesting event as set forth above. Settlement means the issuance of a Membership Unit in respect of each vested RU or, in the Committee’s sole discretion, a number of Class B Units of Allstar Managers LLC having an equivalent value to a Membership Unit; provided, that following the consummation of an IPO, settlement may be made in the form of common stock of the underlying corporate entity experiencing the IPO (within the meaning of the Plan); provided further that Participant agrees that the issuance of any Class B Units of Allstar Managers LLC in settlement of RUs may, in the Committee’s sole discretion, be structured as the issuance of Membership Units to Participant followed by the contribution by Participant of such Membership Units to Allstar Managers LLC in exchange for Class B Units of Allstar Managers LLC, and Participant agrees to execute any documents required to effect such contribution. Settlement of vested RUs shall occur whether or not Participant is Employed at the time of settlement.

Participant understands that nothing in this Notice of Grant, the RU Agreement, the Plan or the Management Unitholder’s Agreement will confer upon Participant any right to continue in Employment or shall interfere with or restrict in any way the rights of the Company or any of its Affiliates, which are hereby expressly reserved, to terminate Participant’s Employment at any time for any reason whatsoever, with or without cause. Participant also understands that this Notice of Grant is subject to the terms and conditions of the RU Agreement, the Plan and the Management Unitholder’s Agreement, each of which are incorporated herein by reference. Participant has read this Notice of Grant, the RU Agreement, the Plan and the Management Unitholders’ Agreement.

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This Notice of Restricted Unit Award among the Company, Managers LLC and Director (whose name is set forth on the Master Signature Page attached hereto) is dated and executed as of the date set forth on such Master Signature Page.

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NEW ACADEMY HOLDING COMPANY LLC

RESTRICTED UNIT AGREEMENT FOR INDEPENDENT NON-EMPLOYEE DIRECTORS

UNDER THE 2011 UNIT INCENTIVE PLAN

Terms defined in the New Academy Holding Company LLC 2011 Unit Incentive Plan (the “Plan”) shall have the same meanings in this Restricted Unit Agreement (the “Agreement”).

You (“Participant”) have been granted an award (the “Award”) of Restricted Units (“RUs”) subject to the terms, restrictions and conditions of the Notice of Restricted Unit Award (“Notice of Grant”), this Agreement, the Plan and the Management Unitholder’s Agreement entered into by and among the Company, Allstar Managers LLC, and you (as modified by this Agreement, the “Management Unitholder’s Agreement”).

1. Conditions to Issuance of Membership Units. The Company shall not be required to record the ownership by Participant of Membership Units issued upon the settlement of vested RUs prior to fulfillment of all of the following conditions:

(a) the obtaining of approval or other clearance from any federal, state, local or non-U.S. governmental agency which the Committee shall, in its reasonable and good faith discretion, determine to be necessary;

(b) the lapse of such reasonable period of time following the settlement of the vested RUs as may otherwise be required by applicable law; and

(c) the execution and delivery to the Company, to the extent not so previously executed and delivered, of the Management Unitholder’s Agreement and such other documents and instruments as may be reasonably required by the Committee.

2. Rights as Unitholder; Member. Participant shall not be, and shall not have any of the rights or privileges of, unitholders or members of the Company in respect of any Membership Units issuable upon the settlement of vested RUs unless and until a book entry representing such Membership Units has been made on the books and records of the Company and Participant has been admitted as a member pursuant to the terms of the LLC Agreement; provided, that Participant shall be deemed to be admitted as a member, retroactive to the date of the settlement of vested RUs, once the criteria contained in Section 1 above have been satisfied.

3. Dividend Equivalents. Dividends, if any (whether in cash or Membership Units), shall not be credited to Participant.

4. No Transfer. This Award and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.

5. Termination . If Participant’s Employment (as defined in the Notice of Grant) terminates for any reason other than for death or Disability (as defined in the Notice of Grant), all unvested RUs shall be forfeited to the Company forthwith, and all rights of Participant to such RUs shall immediately terminate. In case of any dispute as to whether such termination has occurred, the Committee shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.

6. Award Subject to Plan and Management Unitholder’s Agreement; Survival of Terms; Conflicts. This Award, and the Membership Units issued to Participant upon the settlement of vested RUs, shall be subject to all of the terms and provisions of the Plan and the Management Unitholder’s

Agreement, to the extent applicable to this Award and such Membership Units, and all such applicable terms are hereby incorporated by reference and made a part hereof; provided, that, Sections 1.3, 1.4, 1.5, 1.6 (with all references to “Cause” in any other provision of the Management Unitholder’s Agreement being replaced with “cause”), 1.14, 1.16, 1.25, 1.26, 1.32, 1.35, 1.39, 1.40, 1.41, 1.42, 1.47, 3.2(b), 5, 6 and 7, the language in parenthesis in clause (y) of each of Sections 4.1(b)(ii) and 4.1(b)(iii) and Annex A of the Management Unitholder’s Agreement shall not apply to any Membership Units issued in settlement of RUs granted under this Agreement. In the event of any conflict between this Agreement and the Management Unitholder’s Agreement, this Agreement shall control. This Award also remains subject to the terms of the Plan, and, in the event of any conflict between specific provisions of the Plan and this Agreement, the Plan shall control. The provisions of this Agreement shall survive the termination of the Award to the extent consistent with, or necessary to carry out, the purposes thereof.

7. Administration. The Committee shall have the power to interpret the Plan and this Award, to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon Participant, the Company and all other interested persons. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Award; provided , that in no event may the Board or the Committee terminate the Plan or the Award, other than pursuant to Section 8 or 9 of the Plan, or the Management Unitholder’s Agreement without Participant’s written consent.

8. Notices. Any notice to be given under the terms of this Award to the Company shall be addressed to the Company in care of the Secretary, and any notice to be given to Participant shall be addressed to Participant at the address set forth in the Company’s books and records. By a notice given pursuant to this Section 8, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Participant, shall, if Participant is then deceased, be given to Participant’s personal representative if such representative has previously informed the Company of the representative’s status and address by written notice under this Section 8.

9. Conformity to Section 409A. It is intended that the RUs either be exempt from or comply with Section 409A, and this Award shall be interpreted accordingly. The Committee shall use commercially reasonable efforts to implement the provisions of this Section 9 in good faith; provided, that none of the Company, the Board, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 9 to the extent administered in accordance therewith.

10. No Right of Employment or Service. Nothing contained herein shall confer upon Participant any right to continue in Employment or shall interfere with or restrict in any way the rights of the Company or any of its Affiliates, which are hereby expressly reserved, to terminate Participant’s Employment at any time for any reason whatsoever, with or without cause.

11. Disputes. Notwithstanding anything in the Plan to the contrary, any dispute with regard to the enforcement of this Award shall be exclusively resolved pursuant to the dispute resolution procedures as set forth in Section 14(h) of the Plan; provided, that any arbitration conducted pursuant to Section 14(h) of the Plan shall be conducted in the State of Texas.

12. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

13. Amendment. Subject to Section 9 of the Plan, this Award may be amended only by a writing executed by the parties hereto, which specifically states that it is amending this Award.

14. Governing Law. This Award shall be governed in all respects by the laws of the State of Delaware, without giving effect to the principal of conflict of laws.

15. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the RUs by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company. In the event that any information regarding the RUs provided to Participant through the stock plan administrator’s web portal or otherwise conflicts with any of the terms and conditions of this Agreement, the Notice of Grant, the Plan or the Management Unitholder’s Agreement (collectively, the “RU Governing Documents”), the RU Governing Documents shall control.

16. Entire Agreement. The Notice of Grant, the Plan and the Management Unitholder’s Agreement are incorporated herein by reference. The Notice of Grant, this Agreement, the Plan and the Management Unitholder’s Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.